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                                                                     Exhibit 5.1

April 26, 2004

Genius Products, Inc.
740 Lomas Santa Fe, Suite 210
Solana Beach, California 92075

Re:      REGISTRATION STATEMENT ON FORM S-8 FOR 20,000 SHARES OF COMMON STOCK
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Ladies and Gentlemen:

We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register 20,000 shares of common stock, $0.001 par value per share (the "Common Stock"), of Genius Products, Inc., a Nevada corporation (the "Company"), issued or to be issued pursuant to (i) a consulting agreement dated January 3, 2002, as amended on March 1, 2003, between the Company and Chris DeMoulin Associates, Inc. and (ii) an Agreement for Performance of Services by Independent Contractor dated January 1, 2003, as amended on September 1, 2003 between the Company and Pamela Brown (collectively, the "Consulting Agreements").

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Consulting Agreements, when issued in accordance with the Registration Statement and the provisions of the respective Consulting Agreements, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ LUCE, FORWARD, HAMILTON & SCRIPPS LLP